UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 22, 2019

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	NASDAQ CAPITAL MARKET

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2019, Rajendra Ketkar provided notice to Arcadia Biosciences, Inc. (“Arcadia”) of his retirement as Arcadia’s president, chief executive officer and director, effective as of September 1, 2019.  On August 23, 2019, Arcadia and Mr. Ketkar entered into a Separation and Release Agreement (the “Separation Agreement”) which provides that Arcadia will retain Mr. Ketkar as a consultant through December 31, 2019, and Mr. Ketkar will receive $30,833 per month for such consulting services.  In addition, the Separation Agreement provides that Mr. Ketkar will receive a one-time separation payment equal to $61,666 on December 31, 2019 and that the vesting of certain options previously issued to Mr. Ketkar will be accelerated pursuant to the terms of the Separation Agreement.  Mr. Ketkar’s resignation was not based on any disagreement with Arcadia on any matter relating to Arcadia's operations, policies or practices.  The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by references to the full text of the Separation Agreement that is filed as an exhibit to this report and is incorporated by reference herein.

On August 26, 2019 and effective September 1, 2019, Arcadia’s board of directors appointed Matthew Plavan, Arcadia’s current chief financial officer, to the position of president and chief executive officer of Arcadia.  Arcadia also appointed Mr. Plavan as director, filling the vacancy resulting from Mr. Ketkar’s resignation.

Mr. Plavan, 55, has served as Arcadia’s chief financial officer since September 2016. Mr. Plavan has over 30 years of financial and executive leadership experience in the areas of business operations, fiscal management and strategy, commercial partnering, M&A and integration activities, and public and private equity fundraising. Mr. Plavan served in multiple executive capacities, including CFO, COO, CEO, and board member with Cesca Therapeutics, Inc., a company engaged in research, development and commercialization of autologous cell-based therapeutics, from 2005 until 2015. Prior to that, Mr. Plavan held CFO positions with venture and private equity-backed technology companies, including StrionAir, Inc. from 2002 to 2005, and InPhonic, Inc. (formerly Reason Inc.) from 2000 to 2002. Mr. Plavan also held executive finance positions with McKesson Corporation from 1993 to 2000 and audit and advisory management positions with Ernst & Young from 1987 to 1993. Mr. Plavan is a California certified public accountant and earned a Bachelor of Arts degree in business economics from the University of California, Santa Barbara.

On August 26, 2019 and effective September 1, 2019, Arcadia’s board of directors appointed Pam Haley as Arcadia’s new chief financial officer to succeed Mr. Plavan. Ms. Haley, 49, joined Arcadia as accounting manager in 2005 and has held several key positions, most recently controller. Ms. Haley brings more than 25 years of financial and accounting experience. She previously worked in the telecommunications and semiconductor industries, in addition to public accounting, prior to joining Arcadia. She is a certified public accountant and a graduate of the University of Arizona where she earned a bachelor’s degree in accounting. Ms. Haley has an annual base salary equal to $200,850.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Separation and Release Agreement for Rajendra Ketkar, dated as of August 23, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: August 28, 2019	By:	/s/ MATTHEW T. PLAVAN
	Name:	Matthew T. Plavan
	Title:	Chief Financial Officer